                                                                    EXHIBIT H(4)

                                   Exhibit A

                      TO ADMINISTRATIVE SERVICES AGREEMENT
              DATED FEBRUARY 22, 1995 (AS REVISED APRIL 11, 1995)
                                    BETWEEN
                      THE BEAR STEARNS FUNDS AND PFPC INC.
                          AMENDED AS OF JULY 29, 1999


S&P Stars Portfolio
Large Cap Value Portfolio
Small Cap Value Portfolio
Total Return Bond Portfolio
The Insiders Select Portfolio
Prime Money Market Portfolio
Focus List Portfolio
High Yield Total Return Portfolio
International Portfolio
Balanced Portfolio
Emerging Markets Debt Portfolio